Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ISSUBLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT, INCLUDING SECTION 2(f) HEREOF.  THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(f) HEREOF.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 10, 2007 BY AND AMONG THE COMPANY, METAGE FUNDS LIMITED AND NCIM LIMITED (THE “PARTIES”) AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 10, 2007, BY AND AMONG THE PARTIES.

GULF WESTERN PETROLEUM CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 1	Number of Shares: 3,461,538
Date of Issuance: September 10, 2007

Gulf Western Petroleum Corporation, a Nevada corporation (the “Company”), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Metage Funds Limited, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or times on or after the date hereof, but not after 11:59 P.M. New York Time on the Expiration Date (as defined herein) Three Million Four Hundred Sixty One Thousand Five Hundred and Thirty Eight (3,461,538) fully paid nonassessable shares of Common Stock (as defined in Section 1(b)) of the Company (the “Warrant Shares”) at the Warrant Exercise Price (as defined in Section 1(b)).

Section 1.

(a)           Securities Purchase Agreement.  This Warrant is issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of September 10, 2007, among the Company and the other Persons (as defined below) referred to therein (as such agreement may be amended from time to time as provided therein, the “Securities Purchase Agreement”).  Each capitalized term used, and not otherwise defined, herein shall have the meaning ascribed thereto in the Securities Purchase Agreement.

(b)           Definitions.  The following words and terms used in this Warrant shall have the following meanings:

(i)             [Intentionally Omitted.]

(ii)            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii)           “Common Stock” means (A) the Company’s Common Stock, par value $0.001 per share, and (B) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such

(iv)           “Conversion Ratio” means the number of Common Stock into which each Warrant Share shall be converted.  The initial Conversion Ratio shall be one Common Stock per converted Warrant Share.

(v)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(vi)           “Current Market Price” means the higher of the five day arithmetic average of the share price at closing and the thirty day arithmetic average of the price at closing as found on the Bloomberg screen for Gulf Western under “Gulf US EQUITY HP.”

(vii)          “dollar” or “$” means U.S. dollars.

(viii)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(ix)           “Exempted Issuances” means (I) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any option, obligation or security outstanding on the date prior to the Warrant Date and set forth in Schedule 3.3 to the Securities Purchase Agreement, provided that the terms of such option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement; and (II) shares of Common Stock issued or deemed to be issued by the Company upon exercise of the Warrants or upon conversion of the Notes.

(x)            “Expiration Date” means the date that is five years after the Warrant Date (as defined in Section 12) or, if such date does not fall on a Business Day, then the next Business Day.

(xi)           “Notes” means the senior secured convertible notes issued by the Company pursuant to the Securities Purchase Agreement.

(xii)          “Options” means any rights, warrants or options to subscribe for or purchase any Common Stock or Convertible Securities.

(xiii)         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

(xiv)         “Principal Market” means, with respect to the Common Stock or any other security, the OTC Bulletin Board or such other principal securities exchange or trading market for the Common Stock or such other security.

(xv)          “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of September 10, 2007, by and among the Company and the other Persons referred to therein, as such agreement may be amended, restated or modified and in effect from time to time.

(xvi)         “Securities Act” means the Securities Act of 1933, as amended.

(xvii)        “Trading Day” means any day on which the Common Stock is traded on its Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on its Principal Market for less than 4.5 hours.

(xviii)       “Warrant” means this Warrant and all warrants issued in exchange, transfer or replacement thereof pursuant to the terms of this Warrant.

(xix)          “Warrant Exercise Price” shall be equal to, with respect to any Warrant Share, $0.26, subject to adjustment as hereinafter provided.

(xx)    “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m. New York City time (or such other time as its Principal Market publicly announces is the official open of trading) and ending at 4:00 p.m. New York City time (or such other time as its Principal Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto) (“Bloomberg”) through its “Volume at Price” functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. New York City time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m. New York City time (or such other time as such over-the-counter market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a).  All such determinations shall be appropriately adjusted for any stock dividend, stock split, reclassification, reorganization, recapitalization, stock combination, reverse stock split or other similar transaction during any period during which the Weighted Average Price is being determined.

Section 2.    Exercise of Warrant.

(a)           Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M. New York City time on the Expiration Date by (i) delivery of a written notice, in the form of the exercise notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased and, if such exercise is conditioned upon consummation of any transaction (an “Exercise Trigger Transaction”), such condition to exercise, (ii) (A) payment to the Company of an amount equal to the product of the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (such product, the “Aggregate Exercise Price”) by wire transfer of immediately available funds (or by check if the Company has not provided the Holder with wire transfer instructions for such payment), or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e)), and (iii) if required by Section 2(f), unless the Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the Holder, the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, of this Warrant (or an indemnification undertaking, in customary form, with respect to this Warrant in the case of its loss, theft or destruction pursuant to Section 10); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable.  In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), on the third Business Day (the “Warrant Share Delivery Date”) following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and if required by Section 2(f) (unless the Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the Holder), this Warrant (or an indemnification undertaking, in customary form, with respect to this Warrant in the case of its loss, theft or destruction pursuant to Section 10) (the “Exercise Delivery Documents”) (or, if the exercise of this Warrant is conditioned upon the consummation of an Exercise Trigger Transaction, on the later of such second Business Day and the date of consummation of such Exercise Trigger Transaction), (A) if the transfer agent for the Common Stock is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the Holder (or its designee or custodian) is eligible to receive shares through DTC, the Company shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s or custodian’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if not, the Company shall issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee or custodian, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise.  Upon the latest of (x) the date of delivery of the Exercise Notice, (y) the date of delivery of the Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(e), and (z) if the exercise of this Warrant is conditioned upon the consummation of an Exercise Trigger Transaction, the date of such consummation, the Holder shall be deemed for all purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised (the date thereof being referred to as the “Deemed Issuance Date”), irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares.  In the case of a dispute as to the determination of the Warrant Exercise Price, the Weighted Average Price of a security or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within two Business Days after receipt of the Holder’s Exercise Notice.  If the Holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, the Weighted Average Price or arithmetic calculation of the number of Warrant Shares within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Weighted Average Price to an independent, reputable investment banking firm mutually agreed to by the Company and the Holder in good faith or (ii) the disputed arithmetic calculation of the number of Warrant Shares to an independent, reputable registered certified public accounting firm mutually agreed to by the Company and the Holder in good faith.  The Company shall, at its expense, cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days after the date it receives the disputed determinations or calculations.  Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties, absent demonstrable error.

(b)           If this Warrant is submitted for exercise, as may be required by Section 2(f), and unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than three Business Days after receipt of this Warrant (the “Warrant Delivery Date”) and at its own expense, issue a new Warrant identical in all respects to this Warrant except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised (together with, in the case of a Cashless Exercise, the number of Warrant Shares surrendered in lieu of payment of the Exercise Price).

(c)           No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up to the nearest whole number.

(d)           If the Company shall fail for any reason or for no reason (x) to issue and deliver to the Holder within ten Business Days of receipt of the Exercise Delivery Documents a certificate for the number of shares of Common Stock to which the Holder is entitled or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant or (y) to issue and deliver to the Holder on the Warrant Delivery Date a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(b) hereof, if any, then the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the third Business Day that such shares of Common Stock are not issued and delivered to the Holder, in the case of clause (x) above, or such third Business Day that such Warrant is not delivered, in the case of clause (y) above, an amount equal to the sum of (i) 0.5% of the product of (A) the number of shares of Common Stock not issued to the Holder on or prior to the Warrant Share Delivery Date and (B) the Weighted Average Price of the Common Stock on the Warrant Share Delivery Date, in the case of the failure to deliver Common Stock, and (ii) if the Company has failed to deliver a Warrant to the Holder on or prior to the Warrant Delivery Date, 0.5% of the product of (x) the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date, and (y) the Weighted Average Price of the Common Stock on the Warrant Delivery Date; provided that in no event shall cash damages accrue pursuant to this Section 2(d) during the period, if any, in which any Warrant Shares are the subject of a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(a).

(e)           Notwithstanding anything contained herein to the contrary, at any time after the Warrant Date (as defined in Section 12) that all of the Warrant Shares issuable hereunder are not registered and available for resale pursuant to an effective registration statement under the Securities Act in accordance with the Registration Rights Agreement, for any reason whatsoever, including as a result of a Grace Period (as defined in the Registration Rights Agreement) or as a result of a limitation on the number of Warrant Shares that may be registered pursuant to Rule 415 under the Act, the Holder may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
      B
For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised;

B= the Weighted Average Price per share of Common Stock on the Trading Day immediately preceding the date of the delivery of the Exercise Notice; and

C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(f)           Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless it is being exercised for all of the Warrant Shares represented by the Warrant.  The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and issued and the dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise.  In the event of any dispute or discrepancy, such records of the Company establishing the number of Warrant Shares to which the Holder is entitled shall be controlling and determinative.  Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Holder may not transfer this Warrant unless the Holder first physically surrenders this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant of like tenor, registered as the Holder may request, representing in the aggregate the remaining number of Warrant Shares represented by this Warrant.  The holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares represented by this Warrant may be less than the number stated on the face hereof.

Section 3.    Covenants as to Common Stock.  The Company hereby covenants and agrees as follows:

(a)           This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)           All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of payment therefor from the Holder (including pursuant to a Cashless Exercise, as applicable), be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)           During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 115% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant.

(d)           The Company shall promptly secure the quotation or listing of the Warrant Shares on the Principal Market for the Common Stock and each other market or exchange on which the Common Stock is traded or listed and shall maintain, so long as any other shares of Common Stock shall be so traded or listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant.

(e)           The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and take all such action as may reasonably be requested by the Holder in order to protect the exercise privilege of the Holder against impairment, consistent with the tenor and purpose of this Warrant.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above $0.001 per share, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regards to any limitations on exercise).

(f)           This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4.    [Intentionally Omitted]

Section 5.    Warrant Holder Not Deemed a Stockholder.  Except as provided in Section 8(a), no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the Holder of shares of the Company for any purpose (other than to the extent that the Holder is deemed to be a beneficial holder of shares under applicable securities laws after taking into account the limitation set forth in the first paragraph of this Warrant), nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the Deemed Issuance Date of the Warrant Shares that such holder is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (except to the extent set forth in an Exercise Notice that has been delivered by the Holder to the Company) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 5, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6.    Representations of Holder.  The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof (other than pursuant to a Cashless Exercise) will acquire the Warrant Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered, or exempted from registration, under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.  The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.  Each delivery of an Exercise Notice, other than in connection with a Cashless Exercise, shall constitute confirmation at such time by the Holder of the representations concerning the Warrant Shares set forth in the first two sentences of this Section 6, unless contemporaneous with the delivery of such Exercise Notice, the Holder notifies the Company in writing that it is not making such representations (a “Representation Notice”).  If the Holder delivers a Representation Notice in connection with an exercise, it shall be a condition to such Holder’s exercise of this Warrant and the Company’s obligations set forth in Section 2 in connection with such exercise, that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

Section 7.    Ownership and Transfer.

(a)           The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee.  The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b)           This Warrant and the rights granted hereunder shall be assignable by the Holder hereof in accordance with the Securities Purchase Agreement.

(c)           The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

Section 8.    Adjustment of Warrant Exercise Price and Number of Warrant Shares.  The Warrant Exercise Price shall be subject to adjustment (“Antidilution Adjustment”) as follows:

(a)           Declaration of Dividend in Common Stock or Free Distribution or Bonus Issue of Common Stock.

(i)           If the Company shall declare a dividend in Common Stock or make a free distribution or bonus issue of Common Stock which is treated as a capitalization issue for accounting purposes (including but not limited to capitalization of capital reserves) then the Warrant Exercise Price in effect on the date when such dividend and/or distribution is declared (or, if the Company has fixed a prior record date for the determination of shareholders entitled to receive such dividend and/or distribution, on such record date) shall be adjusted in accordance with the following formula:

WEP2 = WEP1 x [N/(N + n)]

where:

WEP2 = the Warrant Exercise Price after such adjustment.

WEP1 = the Warrant Exercise Price before such adjustment.

N = the number of Common Stock outstanding (having regard in this case and in each subsection mentioned below to subsection (m) below) at the time of declaration of such dividend and/or distribution (or at the close of business in New York, New York on such record date as the case may be).

n = the number of Common Stock to be distributed to the shareholders as a dividend and/or free distribution.

(ii)           An adjustment made pursuant to this subsection (a) shall become effective on the record date for determination of shareholders entitled to receive such dividend and/or distribution; provided that in the case of a dividend in Common Stock or capitalization of reserves which must, under applicable law of the United States, be submitted for approval to a meeting of shareholders of the Company or to competent regulatory authority before being legally paid or made, and which is so approved after the record date fixed for the determination of shareholders entitled to receive such dividend and/or distribution, such adjustment shall, immediately upon such approval being given by such meeting or such authority, become effective retroactively to immediately after such record date.

(iii)           If the Company shall declare a dividend in, or make a free distribution or bonus issue of, Common Stock which dividend, issue or distribution is to be paid or made to shareholders as of a record date that is also:

(1)           the record date for the issue of any rights or warrants which requires an adjustment of the Warrant Exercise Price pursuant to subsection (c), (d) or (e) below;

(2)           the day immediately before the date of issue of any securities convertible into or exchangeable for Common Stock that requires an adjustment of the Warrant Exercise Price pursuant to subsection (g) below;

(3)           the day immediately before the date of issue of any Common Stock that requires an adjustment of the Warrant Exercise Price pursuant to subsection (h) below;

(4)           the day immediately before the date of issue of any rights, options or warrants that requires an adjustment of the Warrant Exercise Price pursuant to subsection (i) below; or

(5)           determined by the Company to be the relevant date for an event or circumstance that requires an adjustment to the Warrant Exercise Price pursuant to subsection (j) below,

then no adjustment of the Warrant Exercise Price in respect of such dividend, bonus issue or free distribution shall be made under this subsection (a), but in lieu thereof an adjustment shall be made under subsection (c), (d), (e), (f), (g), (h) or (i) below (as the case may require) by including in the denominator of the fraction described therein the aggregate number of Common Stock to be issued pursuant to such dividend, bonus issue or free distribution and, in the case of such dividend, including in the numerator of the fraction described therein the number of Common Stock which the aggregate par value of Common Stock to be so distributed would purchase at the Current Market Price per Common Stock.

(b)           Sub-division, Consolidation and Reclassification of Common Stock.

(i)           If the Company shall (1) sub-divide its outstanding Common Stock, (2) consolidate its outstanding Common Stock into a smaller number of Common Stock, or (3) re-classify any of its Common Stock into other securities of the Company, then the Warrant Exercise Price shall be appropriately adjusted so that the Holder after the coming into effect of the adjustment described in this clause (b)(i) shall be entitled to receive the number of Common Stock and/or other securities of the Company which it would have held or have been entitled to receive after the happening of any of the events described above had the Warrant been converted immediately prior to the happening of such event (or, if the Company has fixed a prior record date for the determination of shareholders entitled to receive any such securities issued upon any such sub-division, consolidation or re-classification, immediately prior to such record date), but without prejudice to the effect of any other adjustment to the Warrant Exercise Price made with effect from the date of the happening of such event (or such record date) or any time thereafter.

(ii)           An adjustment made pursuant to clause (b)(i) above shall become effective immediately on the relevant event referred to above becoming effective or, if a record date is fixed therefor, immediately after such record date.

(c)           Issue of Securities Convertible into or Exchangeable for Common Stock.

(i)           If the Company shall issue securities convertible into or exchangeable for Common Stock at a consideration per Common Stock receivable by the Company (determined as provided in subsection (l) below) which is fixed:

(1)           on or prior to the record date mentioned below and is less than the Current Market Price per Common Stock on such record date; or

(2)           after the record date mentioned below and is less than the Current Market Price per share on the date the Company fixes the said consideration,

then the Warrant Exercise Price in effect (in a case within (1) above) on the record date for the determination of shareholders entitled to receive such rights or (in a case within (2) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

WEP2 = WEP1 x [(N+v)/(N+n)]

where:

WEP2 and WEP1 have the meanings ascribed thereto in subsection (a) above (which may be further adjusted pursuant to the provisions of subsection (b) above).

N = the number of Common Stock outstanding (having regard to subsection (m) below) at the close of business in New York, New York (in a case within (1) above) on such record date or (in a case within (2) above) on the date the Company fixes the said consideration.

n = the number of Common Stock to be initially issued upon conversion or exchange of such convertible or exchangeable securities.

v = the number of Common Stock which the aggregate consideration receivable by the Company would purchase at such Current Market Price per Common Stock specified in (1) or, as the case may be, (2) above.

(ii)          Subject as provided below, such adjustment shall become effective immediately after the date the consideration for such Common Stock is received in full or (if later) immediately after the Company fixes the said consideration but retroactively to immediately after the record date mentioned above.

(d)           Issue of Options, Rights or Warrants.

(i)           If the Company shall issue options, rights or warrants entitling holders of Common Stock to subscribe for or purchase Common Stock at a consideration per Common Stock receivable by the Company (determined as provided in subsection (l) below) which is fixed:

(1)           on or prior to the record date for the determination of shareholders entitled to receive such warrants or options and is less than the Current Market Price per Common Stock at such record date; or

(2)           after the record date mentioned above and is less than the Current Market Price per Common Stock on the date the Company fixes the said consideration,

then the Warrant Exercise Price in effect (in a case within (1) above) on the record date for the determination of shareholders entitled to receive such warrants or options or (in a case within (2) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

WEP2 = WEP1 x [(N+v)/(N+n)]

where:

WEP2 and WEP1 have the meanings ascribed thereto in subsection (a) above (which may be further adjusted pursuant to the provisions of subsection (b) above).

N = the number of Common Stock outstanding (having regard to subsection (m) below) at the close of business in New York, New York (in a case within (1) above) on such record date or (in a case within (2) above) on the date the Company fixes the said consideration.

n = the number of Common Stock initially to be issued upon exercise of such warrants or options at the said consideration where no applications by shareholders entitled to such warrants or options are required.  Where applications by shareholders entitled to such warrants or options are required, n = the number of such Common Stock that equals (A) the number of warrants or options which underwriters have agreed to underwrite as referred to below or, as the case may be, (B) the number of warrants or options for which applications are received from shareholders as referred to below save to the extent already adjusted for under (A).

v = the number of Common Stock which the aggregate consideration receivable by the Company (determined as provided in subsection (l) below) would purchase at such Current Market Price per Common Stock specified in (1) or, as the case may be, (2) above.

(ii)           Subject as provided below, such adjustment shall become effective (A) where no applications for such warrants or options are required from shareholders entitled to the same, upon their issue and (B) where applications by shareholders entitled to the same are required as aforesaid, immediately after the latest date for the submission of such applications or (if later) immediately after the Company fixes the said consideration, but in all cases retroactively to immediately after the record date mentioned above.

(iii)           If, in connection with a grant, issue or offer to the holders of Common Stock of warrants or options entitling them to subscribe for or purchase Common Stock where applications by shareholders entitled to the same are required, any warrants or options which are not subscribed for or purchased by the shareholders entitled thereto are agreed to be underwritten by others prior to the latest date for the submission of applications for such warrants or options, an adjustment shall be made to the Warrant Exercise Price in accordance with the above provisions which shall become effective immediately after the date the underwriters agree to underwrite the same or (if later) immediately after the Company fixes the said consideration but retroactively to immediately after the record date mentioned above. If, in connection with a grant, issue or offer to the holders of Common Stock of warrants or options entitling them to subscribe for or purchase Common Stock where applications by shareholders entitled to the same are required, any warrants or options which are not subscribed for or purchased by the underwriters who have agreed to underwrite as referred to above or by the shareholders entitled thereto (or persons to whom shareholders have transferred the right to purchase such warrants) who have submitted applications for such warrants as referred to above are offered to and/or subscribed by others, no further adjustment shall be made to the Warrant Exercise Price by reason of such offer and/or subscription.

(e)           Issues of Options, Rights or Warrants for Equity-Related Securities.

(i)           If the Company shall grant, issue or offer rights, options or warrants entitling holders of Common Stock to subscribe for or purchase any securities convertible into or exchangeable for Common Stock at a consideration per Common Stock receivable by the Company (determined as provided in subsection (l) below) which is fixed:

(1)           on or prior to the record date mentioned below and is less than the Current Market Price per Common Stock at such record date; or

(2)           after the record date mentioned below and is less than the Current Market Price per Common Stock on the date the Company fixes the said consideration,

then the Warrant Exercise Price in effect (in a case within (1) above) on the record date for the determination of shareholders entitled to receive such rights or warrants or (in a case within (2) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

WEP2 = WEP1 x [(N+v)/(N+n)]

where:

WEP2 and WEP1 have the meanings ascribed thereto in subsection (a) above (which may be further adjusted pursuant to the provisions of subsection (b) above).

N = the number of Common Stock outstanding (having regard to subsection (m) below) at the close of business in New York, New York (in a case within (1) above) on such record date or (in a case within (2) above) on the date the Company fixes the said consideration.

n = the number of Common Stock initially to be issued upon exercise of such rights or warrants and conversion or exchange of such convertible or exchangeable securities at the said consideration which, in the case of rights, equals (A) the number of Common Stock initially to be issued upon conversion or exchange of the number of such convertible or exchangeable securities which the underwriters have agreed to underwrite as referred to below or, as the case may be, (B) the number of Common Stock initially to be issued upon conversion or exchange of the number of such convertible or exchangeable securities for which applications are received from shareholders as referred to below save to the extent already adjusted for under (A), and which, in the case of warrants where no applications by shareholders entitled to such warrants are required, equals such number of Common Stock initially to be issued upon such exercise and conversion or exchange.  Where applications by shareholders entitled to such warrants are required, n = the number of such Common Stock that equals (x) the number of warrants which underwriters have agreed to underwrite as referred to below or, as the case may be, (y) the number of warrants for which applications are received from shareholders as referred to below save to the extent already adjusted for under (x).

v = the number of Common Stock which the aggregate consideration receivable by the Company (determined as provided in subsection (l) below) would purchase at such Current Market Price per Common Stock specified in (1) or, as the case may be, (2) above.

(ii)           Subject as provided below, such adjustment shall become effective (A) where no applications for such warrants are required from shareholders entitled to the same, upon their issue and (B) in the case of rights and where applications by shareholders entitled to the warrants are required as aforesaid, immediately after the latest date for the submission of applications or (if later) immediately after the Company fixes the said consideration, but in all cases retroactively to immediately after the record date mentioned above.

(iii)           If, in connection with a grant, issue or offer to the holders of Common Stock of rights or of warrants entitling them to subscribe for or purchase securities convertible into or exchangeable for Common Stock where applications by shareholders entitled to the same are required, any convertible or exchangeable securities or warrants which are not subscribed for or purchased by the shareholders entitled thereto are agreed to be underwritten by others prior to the latest date for the submission of applications for such convertible or exchangeable securities or warrants, an adjustment shall be made to the Warrant Exercise Price in accordance with the above provisions which shall become effective immediately after the date the underwriters agree to underwrite the same or (if later) immediately after the Company fixes the said consideration but retroactively to immediately after the record date mentioned above. If, in connection with a grant, issue or offer to the holders of Common Stock of rights or of warrants entitling them to subscribe for or purchase securities convertible into or exchangeable for Common Stock where applications by shareholders entitled to the same are required, any convertible or exchangeable securities or warrants which are not subscribed for or purchased by the underwriters who have agreed to underwrite as referred to above or by the shareholders entitled thereto (or persons to whom shareholders have transferred such rights or the right to purchase such warrants) who have submitted applications for such convertible or exchangeable securities or warrants as referred to above are offered to and/or subscribed by others, no further adjustment shall be made to the Warrant Exercise Price by reason of such offer and/or subscription.

(f)           Capital Distribution, Other Distributions to Common Stockholders.

(i)           If the Company shall make any capital distribution or the distribution to the holders of Common Stock of evidences of indebtedness of the Company or of shares of capital stock of the Company (other than Common Stock) or of assets (other than regular annual and interim dividends in cash not constituting a capital distribution) or of options, rights or warrants to subscribe for or purchase shares (other than Common Stock) or securities (other than those mentioned in (c), (d) or (e) above):

WEP2 = WEP1 x [(CMP-fmv)/CMP]

where:

WEP2 and WEP1 have the meanings ascribed thereto in subsection (a) above (which may be further adjusted pursuant to the provisions of subsection (b) above).

CMP = the Current Market Price per Common Stock on the record date for the determination of shareholders entitled to receive such distribution.

fmv = the amount of such distribution or the fair market value (as determined by the Company and notified to the Holder or, if pursuant to applicable law of the United States such determination is to be made by application to a court of competent jurisdiction, as determined by such court or by an appraiser appointed by such court) of the portion of the evidences of indebtedness, shares of capital stock, assets, rights or warrants so distributed applicable to one Common Stock, less any consideration payable for the same by the relevant stockholder.  In making a determination of the fair market value of any such evidences of indebtedness, shares of capital stock, assets, rights or warrants, the Company shall consult a leading independent securities company or bank or accounting firm selected by the Company and approved (which approval shall not be unreasonably withheld, conditioned or delayed) by the Holder and shall take fully into account the advice received from such company or bank or accounting firm.

(ii)           Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such capital distribution or distribution, provided that (A) in the case of such a capital distribution or distribution which must, under applicable law of the United States, be submitted for approval to a meeting of shareholders of the Company or to competent regulatory authority before such capital distribution or distribution may legally be made and is so approved after the record date fixed for the determination of shareholders entitled to receive such capital distribution or distribution, such adjustment shall, immediately upon such approval being given by such meeting or such authority, become effective retroactively to immediately after such record date and (B) if the fair market value of the evidences of indebtedness, shares of capital stock, assets, rights or warrants so distributed cannot be determined until after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such fair market value being determined, become effective retroactively to immediately after such record date.

(g)           Issue of Convertible or Exchangeable Securities Generally.

(i)           If the Company shall issue any securities convertible into or exchangeable for Common Stock (other than the Notes, or in any of the circumstances described in subsection (e) above and subsection (i) below) and the consideration per Common Stock receivable by the Company (determined as provided in subsection (l) below) shall be less than the Current Market Price per Common Stock on the date in the United States on which the Company fixes the said consideration (or, if the issue of such securities is subject to approval by a meeting of shareholders, on the date on which the board of directors of the Company fixes the consideration to be recommended at such meeting), then the Warrant Exercise Price in effect immediately prior to the date of issue of such convertible or exchangeable securities shall be adjusted in accordance with the following formula:

WEP2 = WEP1 x [(N+v)/(N+n)]

where:

WEP2 and WEP1 have the meanings ascribed thereto in subsection (a) above (which may be further adjusted pursuant to the provisions of subsection (b) above).

N = the number of Common Stock outstanding (having regard to subsection (m) below) at the close of business in New York, New York on the day immediately prior to the date of such issue.

n = the number of Common Stock initially to be issued upon conversion or exchange of such convertible or exchangeable securities at the initial conversion or exchange price or rate.

v = the number of Common Stock which the aggregate consideration receivable by the Company (determined as provided in subsection (l) below) would purchase at such Current Market Price per Common Stock.

(ii)           Such adjustment shall become effective as of the calendar day in the United States corresponding to the calendar day at the place of issue on which such convertible or exchangeable securities are issued.

(h)           Other Issues of Common Stock.

(i)           If the Company shall issue any Common Stock (other than Common Stock issued upon conversion or exchange of any convertible or exchangeable securities (including the Notes) issued by the Company or upon exercise of any rights or warrants granted, offered or issued by the Company or in any of the circumstances described in subsection (a), (b) or (c) above or issued to shareholders of any company which merges with the Company in proportion to their shareholdings in such company immediately prior to such merger, upon such merger) for a consideration per Common Stock receivable by the Company (determined as provided in subsection (l) below) less than the Current Market Price per Common Stock on the date in the United States on which the Company fixes the said consideration (or, if the issue of such Common Stock is subject to approval by a meeting of shareholders, on the date on which the Board of Directors of the Company fixes the consideration to be recommended at such meeting), then the Warrant Exercise Price in effect immediately prior to the issue of such additional Common Stock shall be adjusted in accordance with the following formula:

WEP2 =WEP1 x [(N+v)/(N+n)]

where:

WEP2 and WEP1 have the meanings ascribed thereto in subsection (a) above (which may be further adjusted pursuant to the provisions of subsection (b) above).

N = the number of Common Stock outstanding (having regard to subsection (m) below) at the close of business in New York, New York on the day immediately prior to the date of such issue.

n = the number of additional Common Stock issued as aforesaid.

v = the number of Common Stock which the aggregate consideration receivable by the Company (determined as provided in subsection (l) below) would purchase at such Current Market Price per Common Stock.

(ii)           Such adjustment shall become effective as of the calendar day in the United States corresponding to the calendar day at the place of issue on which such additional Common Stock are issued.

(i)           Issue of Equity Related Securities.

(i)           If the Company shall grant, issue or offer options, rights or warrants to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock and the consideration per Common Stock receivable by the Company (determined as provided in subsection (l) below) shall be less than the Current Market Price per Common Stock on the date in the United States on which the Company fixes the said consideration (or, if the offer, grant or issue of such rights, options or warrants is subject to approval by a meeting of shareholders, on the date on which the board of directors of the Company fixes the consideration to be recommended at such meeting), then the Warrant Exercise Price in effect immediately prior to the date of the offer, grant or issue of such options, rights or warrants shall be adjusted in accordance with the following formula:

WEP2 = WEP1 x [(N+v)/(N+n)]

where:

WEP2 and WEP1 have the meanings ascribed thereto in subsection (a) above (which may be further adjusted pursuant to the provisions of subsection (a) above).

N = the number of Common Stock outstanding (having regard to subsection (m) below) at the close of business in New York, New York on the day immediately prior to the date of such issue.

n = the number of Common Stock initially to be issued on exercise of such options, rights or warrants and (if applicable) conversion or exchange of such convertible or exchangeable securities.

v = the number of Common Stock which the aggregate consideration receivable by the Company (determined as provided in subsection (l) below) would purchase at such Current Market Price per Common Stock.

Such adjustment shall become effective as of the calendar day in the United States corresponding to the calendar day at the place of issue on which such rights or warrants are issued.

(j)           Analogous Events.

If the Company determines that any other event or circumstance has occurred which has or would have an effect on the position of the Holder compared with the position of the holders of all the securities (and options and rights relating thereto) of the Company, taken as a class which is analogous to any of the events referred to in subsections (a) through (i), then, in any such case, the Company will notify the Holder in writing thereof as soon as practicable and the Company will consult with a leading independent securities company or commercial bank or accounting firm selected by the Company as to what adjustment, if any, should be made to the Warrant Exercise Price to preserve the value of the Conversion Right of the Holder and will make any such adjustment.

(k)           Simultaneous Issues of Different Classes of Common Stock.

In the event of simultaneous issues of two or more classes of share capital comprising Common Stock or rights or warrants in respect of, or securities convertible into or exchangeable for, two or more classes of share capital comprising Common Stock, then, for the purposes of this Section 8, the formula:

WEP2 = WEP1 x [(N+v)/(N+n)] shall be restated as WEP2 = WEP1 x [(N+v1+v2+v3)/(N+n1+n2+n3)]

Where:

v1 and n1 shall have the same meanings as “v” and “n” but by reference to one class of Common Stock.

v2 and n2 shall have the same meanings as “v” and “n” but by reference to a second class of Common Stock.

v3 and n3 shall have the same meanings as “v” and “n” but by reference to a third class of Common Stock and so on.

(l)           Consideration Receivable by the Company.

For the purposes of any calculation of the consideration receivable by the Company pursuant to this Section 8, the following provisions shall be applicable:

in the case of an issue of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no such case shall any deduction be made for any commissions or any expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

in the case of an issue of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Company (and in making such determination the Company will consult a leading independent securities company or bank or accounting firm selected by the Company and approved (which approval shall not be unreasonably withheld, conditioned or delayed) by the Holder and will take fully into account the advice received from such company or bank or accounting firm) or, if pursuant to applicable law of the United States or any state thereof, such determination is to be made by application to a court of competent jurisdiction, as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof;

in the case of an issue (whether initially or upon the exercise of rights or warrants) of securities convertible into or exchangeable for Common Stock, the aggregate consideration receivable by the Company shall be deemed to be the consideration received by the Company for such securities and (if applicable) rights or warrants plus the additional consideration, if any, to be received by the Company upon (and assuming) the conversion or exchange of such securities at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in paragraphs (i) and (ii) above) and the consideration per Common Stock receivable by the Company shall be such aggregate consideration divided by the number of Common Stock to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price;

in the case of an issue of rights or warrants to subscribe for or purchase Common Stock, the aggregate consideration receivable by the Company shall be deemed to be the consideration received by the Company for any such rights or warrants plus the additional consideration to be received by the Company upon (and assuming) the exercise of such rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in paragraphs (i) and (ii) above) and the consideration per Common Stock receivable by the Company shall be such aggregate consideration divided by the number of Common Stock to be issued upon (and assuming) the exercise of such rights or warrants at the initial subscription or purchase price;

if any of the consideration referred to in any of the preceding paragraphs of this subsection (l) is receivable in a currency other than US Dollars, such consideration shall, in any case where there is a fixed rate of exchange between the US Dollar and the relevant currency for the purposes of the issue of the Common Stock, the conversion or exchange of such securities or the exercise of such rights or warrants, be translated into US Dollars for the purposes of this subsection (l) at such fixed rate of exchange and shall, in all other cases, be translated into US Dollars at the mean of the exchange rate quotations by a leading bank in the United States for buying and selling spot units of the relevant currency by telegraphic transfer against US Dollars on the date as of which the said consideration is required to be calculated as aforesaid;

in the case of the issue of Common Stock to employees under any employee bonus or profit sharing arrangements where the Common Stock are credited as fully paid out of retained earnings at their par value and the Company would otherwise have been required to pay to those employees the cash equivalent of the aggregate par value of the number of Common Stock so issued had such Common Stock not been so issued, the aggregate consideration receivable per Common Stock by the Company shall be deemed to be the par value of such issued Common Stock; and

in the case of the issue of Common Stock credited as fully paid out of retained earnings or capitalization or reserves at their par value, the aggregate consideration receivable by the Company shall be deemed to be zero (and accordingly the number of Common Stock which such aggregate consideration receivable by the Company could purchase at the relevant Current Market Price per Common Stock shall also be deemed to be zero).

(m)    Cumulative Adjustments.

If, at the time of computing an adjustment (the “later adjustment”) of the Warrant Exercise Price pursuant to any of subsections (c), (d) and (e) above, the Warrant Exercise Price already incorporates an adjustment (the “earlier adjustment”) made (or taken or to be taken into account pursuant to the proviso to subsection (n) below) to reflect an issue of Common Stock or of securities convertible into or exchangeable for Common Stock or of rights or warrants to subscribe for or purchase Common Stock or securities, to the extent that the number of such Common Stock or securities taken into account for the purposes of calculating the earlier adjustment exceeds the number of such Common Stock in issue at the time relevant for ascertaining the number of outstanding Common Stock for the purposes of computing the later adjustment, such excess Common Stock shall be deemed to be outstanding for the purposes of making such computation.

(n)           Reference to “fix”.

Any reference herein to the date on which a consideration is “fixed” shall, where the consideration is originally expressed by reference to a formula which cannot be expressed as an actual cash amount until a later date, be construed as a reference to the first day on which such actual cash amount can be ascertained.

(o)           Fractions.

All fractions used in relation to the calculation of any adjustment of the Warrant Exercise Price set forth in this Section 8 shall be calculated to six decimal places; provided that, where there are two such nearest decimal points the fraction shall be rounded upwards to the higher decimal point.

(p)           Exempted Issuances; Timing of Adjustments.

Notwithstanding any other provision of Section 8, no adjustment shall be made pursuant to Section 8 for Exempted Issuances, and the adjustments required pursuant to this Section 8 shall be made (i) no less than once per year (on the date of, or immediately after, the filing of the Company’s audited financial statements) and (ii) on each date on which the Warrant is exercised.

(q)           Notices.

(i)           As soon as reasonably practicable, but in no event later than two Business Days, upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment; provided, however, that neither the timing of giving any such notice nor any failure by the Company to give such a notice shall effect any such adjustment or the effective date thereof.

(ii)           The Company will give written notice to the Holder at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii)           The Company will also give written notice to the Holder at least 10 days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

Section 9.    Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a)           In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)           Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.”  Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holder of this Warrant), to ensure that each holder of the Warrant will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise issuable upon such holder’s exercise of its rights under this Warrant (without regard to any limitations on exercise), the kind and amount of shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock such holder would have received or become entitled to receive upon its exercise of this Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exerciseability of this Warrant).

Section 10.    Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking in customary form (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.    Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Gulf Western Petroleum Corporation
4801 Woodway Drive, Suite 306W
Houston, Texas 77056
Attention: Don Sytsma
Facsimile: (713) 979-3728

With a copy to:
Porter & Hedges, L.L.P.
1000 Main Street, Suite 3600
Houston, TX 77002
Attention: Nick D. Nicholas
Facsimile: (713) 226-6237

If to the Holder:

Metage Funds Limited
8 Pollen Street,
London, England W1S 1NG
Attention: Tom Sharp
Facsimile: 44-20-7318-5271

With a copy to:

Linklaters LLP
1345 Avenue of the Americas
19th Floor
New York, New York 10105
Attention: Michael Bassett
Facsimile: (212)-903-9100

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice to the other party at least five Business Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.    Date.  The date of this Warrant is September 10, 2007 (the “Warrant Date”).  This Warrant, in all events, shall be wholly void and of no effect after 11:59 P.M., New York City time, on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 13.    Amendment and Waiver.  Except as otherwise provided herein, the provisions of this Warrant and the other Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of the Warrant.

Section 14.    Descriptive Headings; Governing Law.  The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum of that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 15.    Rules of Construction.  Unless the context otherwise requires, (a) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits contained in or attached to this Warrant, (b) each accounting term not otherwise defined in this Warrant or the Securities Purchase Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Warrant shall be by way of example rather than limitation.

Section 16.    Signatures.  In the event that any signature to this Warrant or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  Notwithstanding the foregoing, the Company shall be obligated to deliver to the Holder an originally executed Warrant.  At the request of any party, each other party shall promptly re-execute an original form of this Warrant or any amendment hereto and deliver the same to the other party.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Warrant or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 17.    Remedies, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 18.    Conversion Ratio Adjustment.  For purposes of Section 8, where the Warrant Exercise Price subsequent to an Antidilution Adjustment differs from the Warrant Exercise Price prior to such Antidilution Adjustment, the Conversion Ratio shall be adjusted as follows: (i) the prevailing Conversion Ratio shall be multiplied by (ii) the Warrant Exercise Price prior to such Antidilution Adjustment divided by the Warrant Exercise Price after any such Antidilution Adjustment.

* * * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the 10th day of September, 2007.

GULF WESTERN PETROLEUM CORPORATION

By:	/s/ Donald L. Sytsma
Name:	Donald L. Sytsma
Title:	CFO

Signature Page to Warrant

EXHIBIT A TO WARRANT

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
GULF WESTERN PETROLEUM CORPORATION

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of GULF WESTERN PETROLEUM CORPORATION, a Nevada corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Warrant Exercise Price.  The holder intends that payment of the Warrant Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to ___________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to ______________ Warrant Shares (to the extent permitted by the terms of the Warrant).

2.  Payment of Warrant Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Exercise Trigger Transaction.  This exercise of the Warrant is conditioned upon the consummation of the following Exercise Trigger Transaction: __________________________*

4.  Delivery of Warrant Shares.  The Company shall deliver __________ Warrant Shares in accordance with the terms of the Warrant in the following name and to the following address:

Issue to:__________________________________________________________________

Facsimile Number:___________________________________________________

DTC Participant Number and Name (if electronic book entry transfer): ____________

Account Number  (if electronic book entry transfer):__________________________

Name of Registered Holder of this Warrant

By:	Date:
Name:
Title:

* No such condition applies if left blank

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ________________, 200_ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

GULF WESTERN PETROLEUM CORPORATION

By:
Name:
Title:

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the capital stock of Gulf Western Petroleum Corporation, a Nevada corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation.  The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:  _________, 200_

Name:
Title: